UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

October 30, 2012

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia WA		98501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 30, 2012, the Board of Directors of Heritage Financial Corporation (“Heritage”) appointed Ann Watson to the Board and the Board of Directors of its banking subsidiary, Heritage Bank. No determination has been made yet as to Board committee assignments for Ms. Watson.

For further information concerning Ms. Watson’s background, reference is made to the press release dated November 2, 2012, which is attached hereto as Exhibit 99.1 and incorporation herein by reference.

There are no family relationships between Ms. Watson and any director or other executive officer of Heritage or its subsidiaries and Ms. Watson was not appointed as a director pursuant to any arrangement or understanding with any person. Ms. Watson has not engaged in any transactions with Heritage or its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1	Press Release dated November 2, 2012 announcing a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

By:	/S/ BRIAN L. VANCE
Brian L. Vance President and Chief Executive Officer

Dated: November 2, 2012